Exhibit 10.28

GUARANTEE

Dated December 12, 2011

Subject to the terms and conditions hereof, KBS STRATEGIC OPPORTUNITY REIT, INC. ( the “Guarantor”) hereby absolutely and unconditionally guarantees payment of any and all present and future obligations, whether absolute or contingent, payable by KBS SOR CMBS OWNER, LLC (“Obligor”) to WELLS FARGO SECURITIES, LLC (“Beneficiary”) under or in connection with that certain Master Repurchase Agreement dated as of December 12, 2011 between Beneficiary and Obligor, as amended and supplemented from time to time (the “Agreement”), and any and all amounts due hereunder, as and when the same shall become due and payable, including without limitation, any obligations of Obligor under any Transaction or for the transfer or termination thereof, whether or not evidenced by a Confirmation (the “Guaranteed Debt”). Unless otherwise defined or the context otherwise requires, all capitalized terms used herein shall have their respective meanings as defined in the Agreement.

Guarantor agrees that its obligations hereunder shall be absolute, irrespective of the validity, regularity or enforceability of this Guarantee or the Guaranteed Debt, the power, authority or capacity of the Obligor, the absence of any action to enforce this Guarantee or the Guaranteed Debt, the recovery of any judgment against Obligor or any action to enforce the same or to realize upon or to enforce payment of the Guaranteed Debt against collateral (if any) securing the Guaranteed Debt, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Guarantor waives notice of the acceptance of this Guarantee and of the extension or continuation of the Guaranteed Debt or any part thereof, presentment, protest, notice, demand or action or delinquency in respect of the Guaranteed Debt or any part thereof, including, without limiting the foregoing, any right to require a proceeding first against Obligor, any other guarantor, any other entity or person obligated in relation to the Guaranteed Debt or any part thereof, or collateral (if any) securing the same. Guarantor’s obligations hereunder shall not be delayed or restrained upon the commencement of any bankruptcy or insolvency proceedings in relation to Obligor or any of its property whether or not any collection, enforcement or other action against Obligor or any of its property is stayed or enjoined. If at any time any payment of any portion of the Guaranteed Debt is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Obligor or otherwise, Guarantor’s obligations hereunder in relation to such payment shall be reinstated at such time as though such payment had not been made.

This Guarantee is a continuing guarantee of payment and will not be discharged except by complete payment of the Guaranteed Debt, notwithstanding any extensions, waivers, amendments, renewals or any other modifications or indulgences in relation to, or substitutions for, the Guaranteed Debt or any part thereof. Guarantor agrees to make all payments under this Guarantee in the same currency and manner as provided for in the Agreement, shall have like obligations with respect to those payments as Obligor has under the Agreement.

As of the date of this Guarantee, Guarantor hereby makes representations to Beneficiary in relation to this Guarantee in like terms as those made by Obligor under Paragraph 10 of the Agreement, and for that purpose, Paragraph 10 of the Agreement is hereby incorporated by reference in this Guarantee, mutatis mutandis, with all references in such Paragraph to “this Agreement” being deemed references to “this Guarantee”, and all references to “it” in such Paragraph being deemed references to Guarantor.

Until complete payment of the Guaranteed Debt, Guarantor shall not exercise any right of subrogation in relation to payments made by Guarantor pursuant to this Guarantee. Guarantor waives any benefit of collateral (if any) which may from time to time secure the Guaranteed Debt or any part thereof and authorizes Beneficiary to take any action or exercise any remedy in relation thereto without notice to Guarantor. If Beneficiary in its sole discretion elects to give notice of any action in relation to collateral (if any) securing the Guaranteed Debt or any part thereof, one day’s written notice to Guarantor shall be reasonable notice of any matters contained in such notice.

Guarantor shall pay all costs, fees and expenses (including reasonable attorneys’ fees) incurred by Beneficiary in collecting or enforcing Guarantor’s obligations hereunder. Without limiting the rights of Beneficiary under applicable law, Guarantor authorizes Beneficiary to apply any amounts owing to, or sums standing to the credit of, Guarantor with any office, branch, subsidiary or affiliate of Beneficiary to the payment when due of any amount owing by Guarantor under this Guarantee. For this purpose, the Beneficiary may convert any such amount or sum into the currency of the amount owing hereunder at a rate of exchange (including premiums and costs of exchange) at which Beneficiary could purchase the relevant currency on the relevant date acting in good faith.

No provision of this Guarantee may be amended, supplemented or modified, or any of the terms and provisions hereof waived, except by a written instrument executed by Guarantor and Beneficiary. Any release of Guarantor under this Guarantee shall be ineffective unless in a writing executed by the Beneficiary. Guarantor’s liability hereunder is independent of any other guarantees or other obligations at any time in effect in relation to the Guaranteed Debt or any part thereof, and such liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or obligations. Obligor and Beneficiary may enter into additional Transactions and Confirmations under the Agreement, and subject to the terms of the Agreement may transfer or terminate any Transactions, without notice to or authorization from Guarantor regardless of Obligor’s then existing financial or other condition. Beneficiary shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Obligor.

This Guarantee shall bind Guarantor, its successors and assigns; inure to the benefit of Beneficiary, its successors and assigns; and be governed by the law specified in the Agreement as governing the same. With respect to any suit, action or proceedings relating to this Guarantee, Guarantor hereby submits to the non-exclusive jurisdiction of the courts to which Obligor has submitted under the Agreement upon the same terms as are contained in the Agreement, and irrevocably consents to service of process given in the same manner provided for notices hereunder, which shall be non-exclusive of any manner of serving process provided by law. To the extent permitted by applicable law, Guarantor irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Guarantee.

All payments under this Guarantee will be made without any deduction or withholding for or on account of any taxes (other than stamp, registration, documentation, or similar tax) unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If Guarantor is so required to deduct or withhold on account of such taxes, then the Guarantor will (i) promptly notify Beneficiary of such requirement; (ii) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any amount paid by Guarantor to Beneficiary under clause (iv) below) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Beneficiary; (iii) promptly forward to Beneficiary an official receipt (or a certified copy), or such other documentation reasonably acceptable to Beneficiary, evidencing such payment to such authorities; and (iv) pay to Beneficiary, in addition to the payment which Beneficiary is otherwise entitled under this Guarantee, such additional amount as is necessary to ensure that the net amount actually received by Beneficiary (free and clear of any such taxes, whether assessed against Guarantor or Beneficiary) will equal the full amount Beneficiary would have received had no such deduction or withholding been required.

Notices or communications in respect of this Guarantee shall be addressed to Guarantor at its address provided below and may be given in the same manner and upon the same terms as are contained in the Agreement.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee by its duly authorized officer as of the day first above written.

KBS STRATEGIC OPPORTUNITY REIT, INC.

By: /s/ David E. Snyder
Name: David E. Snyder
Title: Chief Financial Officer

620 Newport Center Drive
Suite 1300
Newport Beach, CA 92660

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